Exhibit 10.3 to
                                                           Form 10-KSB


                          AMENDED EMPLOYMENT AGREEMENT

         AGREEMENT made as of the 22nd day of September, 1996 and effective September 25, 1996, by and between Sheffield Medical Technologies Inc., a Delaware corporation with its principal offices at 30 Rockefeller Plaza, Suite 4515, New York, New York 10112 (the "Corporation"), and George Lombardi residing at 106 Byrd Avenue, Bloomfield, New Jersey 07003 (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Corporation entered into an employment agreement dated as of September 7, 1995 (the "Employment Agreement") with the Executive relating to the employment of the Executive as Vice President and Chief Financial Officer of the Corporation; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree that the Employment Agreement is hereby amended as follows:

         1. COMPENSATION. The Corporation and the Executive hereby agree to amend and restate clause (i) of Paragraph 4(a) of the Employment Agreement by substituting therefore the following: "(i) a salary at the rate of $13,000 per annum, payable in equal installments in accordance with the normal payroll practices of the Corporation but in no event less frequently than semi-monthly" and

         2. TERMINATION OF AGREEMENT; DEATH; SEVERANCE; SURVIVAL. The Corporation and the Executive hereby agree to amend and restate the first sentence of paragraph 11(b) of the Employment Agreement by substituting therefor the following: "In the event of the termination of the Executive's employment by the Corporation other than for Cause, the Executive shall be paid a severance payment of $65,000 payable in six equal installments of $10,833.33 with the first installment being payable on the date falling two weeks after the date of such termination and each additional installment being paid every two weeks after such date until such severance is paid in full."

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                        SHEFFIELD MEDICAL TECHNOLOGIES, INC.

                                        By: /s/ Douglas R. Eger
                                            ------------------------------
                                            Douglas R. Eger, Chairman


                                            /s/ George Lombardi
                                            -------------------------------
                                            George Lombardi, Vice President